Exhibit 21

Target Corporation

(A Minnesota Corporation)

List of Subsidiaries

(As of February 3, 2007)

AMC Dominican Republic, S.A. (Dominican Republic)

AMC El Salvador, S.A. (El Salvador)

AMC Guatemala Sociedad Anonima (Guatemala)

AMC Honduras, S.A. (Honduras)

AMC Nicaragua, S.A. (Nicaragua)

AMC(S) Pte., Ltd. (Singapore)

Amcrest Corporation (NY)

Amcrest France Sarl (France)

Associated Merchandising Corporation (NY)

Associated Merchandising Corporation GmBH (Germany)

Associated Merchandising Korea Corporation (Korea)

DBC, LLC (AK)

Dayton Credit Company (MN)

Dayton Development Company (MN)

Eighth Street Development Company (MN)

Glendale West, LLC (CA)

ITC Sales and Procurement, LLC (MN)

Red Tail LLC (DE)

STL of Nebraska, Inc. (MN)

SuperTarget Liquor of Missouri, Inc. (MN)

SuperTarget Liquor of Texas, Inc. (TX)

Target Bank (UT banking corporation)

Target Brands, Inc. (MN)

Target Bridges, Inc. (DE)

Target Capital Corporation (MN)

Target China Holdings Limited (Hong Kong)

Target Commercial Interiors, Inc. (MN)

Target Connect, Inc. (MN)

Target Corporation India Private Limited (India)

Target Customs Brokers, Inc. (MN)

Target Foundation (a MN not-for-profit organization)

Target Global Trade, Inc. (MN)

Target National Bank (a national banking association)

Target Receivables Corporation (MN)

Target Services, Inc. (MN)

Target Sourcing Services Limited (Hong Kong)

Target Stores, Inc. (MN)

TCDC, Inc. (MN)

TG Holdings (Bermuda)

TGT Energy LLC

TSS One Limited (Hong Kong)

TSS Two Limited (Hong Kong)

Westbury Holding Company (MN)